UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

ARGENT SECURITIES INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of September 1, 2005, providing for the issuance of

Asset-Backed Pass-Through Certificates, Series 2005-W2)

Argent Securities Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-112237 (Commission File Number)	77-0599834 (I.R.S. Employer Identification Number)

1100 Town & Country Road, Suite 1100 Orange, California (Address of Principal Executive Offices)	92868 (Zip Code)

Registrant's telephone number, including area code: (714) 564-0660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Completion of Acquisition or Disposition of Assets

Item 2.01 Completion of Acquisition or Disposition of Assets

This 8-K/A has, as attached, the final Pooling and Servicing Agreement for the transaction referenced herein and supersedes the Pooling and Servicing Agreement filed earlier under Form 8-K on October 12, 2005.

Description of the Certificates and the Mortgage Pool

On September 27, 2005, a series of certificates, entitled Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W2 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of September 1, 2005 (the “Agreement”), attached hereto as Exhibit 4.1, among Argent Securities Inc. as depositor (the “Depositor”), Ameriquest Mortgage Company as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”). The Certificates consist of twenty-two classes of certificates (collectively, the “Certificates”), designated as the Class A-1 Certificates, Class A-2A Certificates, Class A-2B1 Certificates, Class A-2B2 Certificates, Class A-2C Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates, Class M-13 Certificates, Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of an initial pool of mortgage loans (the “Mortgage Pool’”) of conventional, one- to four- family, adjustable-rate and fixed-rate, first and second lien mortgage loans having original terms to maturity up to 30 years (the “Initial Mortgage Loans”). The Mortgage Pool consists of Initial Mortgage Loans having an aggregate principal balance of approximately $2,238,485,101.34 as of September 1, 2005 (the “Cut-off Date”). The Depositor also deposited with the Trustee approximately $314,386,466.00 into the Group I Pre-Funding Account and $197,137,489.00 into the Group II Pre-Funding Account which will be used to purchase subsequent Mortgage Loans from the period from the Closing Date up to and including the 30th day following the Closing Date. The Initial Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated September 23, 2005, between Ameriquest Mortgage Company as seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Class A-1 Certificates, Class A-2A Certificates, Class A-2B1 Certificates, Class A-2B2 Certificates, Class A-2C Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates and Class M-12 Certificates (collectively, the “Offered Certificates”) were sold by the Depositor to Citigroup Global Markets Inc. as representative of the several Underwriters (the “Representative”), pursuant to an Underwriting Agreement, dated September 23, 2005 (the “Underwriting Agreement”), among the Depositor, Ameriquest Mortgage Company and the Representative.

The Offered Certificates have the following initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate

A-1	$1,351,319,000	Variable(2)
A-2A	$ 368,598,000	Variable(2)
A-2B1	$ 280,000,000	Variable(3)
A-2B2	$ 122,926,000	Variable(2)
A-2C	$ 75,782,000	Variable(2)
M-1	$ 90,750,000	Variable(2)
M-2	$ 79,750,000	Variable(2)
M-3	$ 55,000,000	Variable(2)
M-4	$ 41,250,000	Variable(2)
M-5	$ 41,250,000	Variable(2)
M-6	$ 37,000,000	Variable(2)
M-7	$ 38,625,000	Variable(2)
M-8	$ 27,500,000	Variable(2)
M-9	$ 16,500,000	Variable(2)
M-10	$ 27,500,000	Variable(2)
M-11	$ 13,750,000	Variable(2)
M-12	$ 30,250,000	Variable(2)

(1)	Approximate.
(2)	The pass-through rate on this class of certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in the prospectus supplement.
(3)

The pass-through rate on the Class A-2B1 Certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in this prospectus supplement only in the event of default under the Class A-2B1 Swap Agreement, as further described in the prospectus supplement.

The Certificates (other than the Class M-13 Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates) and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated September 23, 2005 (the “Prospectus Supplement”), and the Prospectus, dated April 15, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class M-13 Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1

Pooling and Servicing Agreement, dated as of September 1, 2005, by and among Argent Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Deutsche Bank National Trust Company as Trustee relating to the Series 2005-W2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 25, 2005

ARGENT SECURITIES INC.

By:        /s/ John P. Grazer

Name:	John P. Grazer

Title:     CFO

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of September 1, 2005, by and among Argent Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Deutsche Bank National Trust Company as Trustee relating to the Series 2005-W2 Certificates.	7